UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Intelsat S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Intelsat S.A.

société anonyme

4, rue Albert Borschette

L-1246 Luxembourg

RCS Luxembourg B162.135

May 6, 2021

Dear Shareholder:

An extraordinary general meeting of shareholders (the “Extraordinary Meeting”) of Intelsat S.A. (the “Company”) is being convened at 5:00 p.m. (CET) on June 15, 2021. Information concerning the matters to be considered and voted upon at the Extraordinary Meeting is set out in the attached Convening Notice and Proxy Statement.

Due to the current COVID-19 situation, and as permitted by and in accordance with the Luxembourg law of September 23, 2020 on the measures relating to the holding of meetings of companies and other legal entities, as amended, shareholders may only express their votes by granting a proxy to a proxyholder appointed by the Company. Shareholders will not be permitted to attend the Extraordinary Meeting in person.

The Board of Directors (the “Board”) has fixed the close of business on April 23, 2021 as the record date for the Extraordinary Meeting (the “Record Date”), and only holders of record of our common shares at such time will be entitled to notice of the Extraordinary Meeting or any adjournment, suspension or postponement thereof. Such holders will be entitled to vote by proxy only at the Extraordinary Meeting or any adjournment, suspension or postponement thereof.

As required pursuant to Article 480-2 of the Luxembourg Company Law of August 10, 1915, as amended, and discussed further herein, the Board will be providing you a report on the Board’s proposal contained herein with additional background information on the causes leading to this Extraordinary Meeting and the Board’s position. Please consider that report when voting your shares.

It is important that your shares be represented at the Extraordinary Meeting, regardless of the number of shares you hold. Accordingly, please authorize a proxy to vote your shares as soon as possible in accordance with the instructions you received.

You will also receive separate proxy materials for the Annual General Meeting of Shareholders, which will also be held virtually and on the same date stated above, but not at the same time. Please be certain to vote separately each proxy card that you receive from us.

Please note that powers of attorney or proxy cards must be received by the Company or the tabulation agent (Broadridge) no later than 5:00 p.m. (CET) on June 11, 2021 in order for such votes to be taken into account.

Thank you for your continued support.

Sincerely,

David McGlade
Chairman

This Proxy Statement is first being made available to the shareholders of the Company on or about May 6, 2021.

Intelsat S.A.

société anonyme

4, rue Albert Borschette

L-1246 Luxembourg

RCS Luxembourg B162.135

Convening Notice to the

Extraordinary General Meeting of Shareholders

to be held on June 15, 2021 at 5:00 p.m. (CET)

in accordance with the Luxembourg law of September 23, 2020 on the measures relating to the holding of meetings of companies and other legal entities, as amended

Dear Shareholders,

The Board of Directors (the “Board”) of Intelsat S.A. (the “Company”) is convening an Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of the Company, to be held on June 15, 2021 at 5:00 p.m. (CET), with the following agenda:

Agenda of the Extraordinary Meeting

1. To approve continuing the Company and not dissolving the Company (the “Continuation Proposal”).

We are required to convene this Extraordinary Meeting pursuant to Article 480-2 of the Luxembourg Company Law of August 10, 1915, as amended. As previously disclosed, on May 13, 2020, the Company and certain of the Company’s subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia. Voting against the Continuation Proposal could materially impede our Chapter 11 Cases and may be a violation of United States bankruptcy law. We urge you to consult your personal tax, financial and legal advisors before voting your shares.

The Board urges you to vote “FOR” the Continuation Proposal.

The Extraordinary Meeting will validly deliberate on its agenda, provided, that a quorum of half of the issued share capital of the Company is reached. The resolutions concerning the Continuation Proposal will be adopted if a more than three-quarters (75%) majority of the votes validly cast vote “FOR” the Continuation Proposal.

Any shareholder who holds one or more common share(s) of the Company on April 23, 2021 (the “Record Date”) may vote at the Extraordinary Meeting. Due to the current COVID-19 situation, and as permitted by and in accordance with the Luxembourg law of September 23, 2020 on the measures relating to the holding of meetings of companies and other legal entities, as amended, shareholders may only express their votes by granting a proxy to a proxyholder appointed by the Company.

Please consult the Company’s website as to the procedures for being represented at the Extraordinary Meeting by way of proxy. Please note that powers of attorney or proxy cards must be received by the Company or the tabulation agent (Broadridge) no later than 5:00 p.m. (CET) on June 11, 2021 in order for such votes to be taken into account.

Sincerely,

The Board of Directors

In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “project,” “potential,” “outlook,” “continue,” “intend,” “estimate,” “plan,” “predict,” “seek,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms) and similar expressions to identify forward-looking statements. In addition, any statements that refer to our restructuring, including the Chapter 11 Cases (as defined below), projections of our future financial performance, trends in our business or industry, uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in such forward-looking statements. Please refer to our annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the U.S. Securities and Exchange Commission (“SEC”) for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement, and we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

INTELSAT S.A.

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

JUNE  15, 2021

THE MEETING

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors (the “Board”) of Intelsat S.A. (the “Company,” “Intelsat,” “we” or “us”) for use at the Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”), to be held on Tuesday, June 15, 2021, at 5:00 p.m. (CET) and any adjournment, suspension or postponement thereof. We expect to first make this Proxy Statement available to shareholders on or about May 6, 2021.

GENERAL INFORMATION

Internet Availability of Extraordinary Meeting Materials

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding internet availability of proxy materials to our shareholders of record as of the close of business on April 23, 2021 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the notice. This permits us to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and to exercise the voting rights attendant to their shares at the Extraordinary Meeting. We intend to mail the notice on or about May 6, 2021 to all holders of record of our common shares.

Who May Vote

Only holders of record of our shares at the close of business on the Record Date will be entitled to notice of and to vote at the Extraordinary Meeting. On the Record Date, 142,184,518 common shares were issued and outstanding. Each common share is entitled to one vote at the Extraordinary Meeting.

What Constitutes a Quorum

For any proposals to be considered at the Extraordinary Meeting, at least one-half of our issued share capital will constitute a quorum. If you have properly voted by proxy online, by phone, or via mail, you will be considered part of the quorum. Abstentions are not considered “votes” but the shares with respect to which such abstentions are expressed do count as shares present for purposes of determining a quorum.

Broker Non-Votes and Abstentions

Broker non-votes occur when brokers, banks or other nominees holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote their shares, and the broker, bank or other nominee is unable to vote the shares in its discretion in the absence of an instruction. No broker non-votes are expected to occur at the Extraordinary Meeting. Broker non-votes will not count for purposes of determining whether a quorum is present. For this reason, it is imperative that shareholders vote or provide instructions to their broker, bank or other nominee as to how to vote.

An abstention occurs when a shareholder withholds such shareholder’s vote on a particular matter by checking the “ABSTAIN” box on the proxy card. Abstentions are not considered votes cast and have no effect on the outcome of any of the proposals. If a shareholder signs, dates and returns a proxy card without marking a voting selection, such shareholder’s shares will be counted as a vote “FOR” the Continuation Proposal.

With respect to the Continuation Proposal or other matters considered at the Extraordinary Meeting, only those votes cast “FOR” or “AGAINST” are counted for the purposes of determining the number of votes cast with respect to each such proposal.

Voting Process and Revocation of Proxies

If you are a shareholder of record, and you received your proxy materials by mail or requested paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

If your shares are held in “street name,” meaning you are a beneficial owner with your shares held through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee. You must follow the instructions of the holder of record in order for your shares to be voted.

The Company will retain an independent tabulator to receive and tabulate the proxies.

If you submit a proxy and direct how your shares will be voted, the individuals named as proxies will vote your shares in the manner you indicate. If you submit a proxy but do not direct how your shares will be voted, the individuals named as proxies will vote your shares in accordance with the voting recommendations of the Board as described in the proposal contained in this Proxy Statement.

Our Board has no knowledge of any other matters to be voted upon at the Extraordinary Meeting other than those described herein. If any other business properly comes before the shareholders at the Extraordinary Meeting, it is intended that the proxy holders will vote on such matters in accordance with their discretion, to the extent that such discretion is duly provided for by proxy in accordance with Luxembourg law and rules and regulations promulgated by the SEC.

You will also receive separate proxy materials for the Annual General Meeting of Shareholders, which will also be held virtually and on the same date stated above, but not at the same time. Please be certain to vote separately each proxy card that you receive from us.

A shareholder who has given a proxy may revoke it at any time before it is exercised at the Extraordinary Meeting by:

•

delivering a written notice on or before June 11, 2021, at the address given below, bearing a date later than that indicated on the proxy card, but prior to the date of the Extraordinary Meeting, stating that the proxy is revoked; or

•	signing and delivering a subsequently dated proxy card prior to the vote at the Extraordinary Meeting.

You should send any written notice or new proxy card to Intelsat S.A., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a registered holder you may request a new proxy card by calling the Company at its principal executive office in Luxembourg at +352 27-84-1600.

Your last vote prior to the Extraordinary Meeting is the vote that will be counted. Please note that any written notice or new proxy card must be received by the Company or the tabulation agent (Broadridge) no later than 5:00 p.m. (CET) on June 11, 2021 in order for it to be taken into account.

Attendance at the Extraordinary Meeting

Due to the current COVID-19 situation and as permitted by and in accordance with the Luxembourg law of September 23, 2020 on the measures relating to the holding of meetings of companies and other legal entities, as amended, shareholders may not attend the Extraordinary Meeting in person and voting will only be permitted by way of proxy.

Solicitation of Proxies

We will pay the cost of soliciting proxies for the Extraordinary Meeting. We may solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send the notice, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either in-person or by telephone, facsimile or written or electronic mail (without additional compensation). Shareholders are encouraged to return their proxies promptly.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below and accompanying footnotes show information regarding the beneficial ownership of our common shares by:

•	each person known by us to beneficially own 5% or more of our outstanding common shares;

•	each of our directors;

•	each executive officer, subject to permitted exceptions; and

•	all directors and executive officers as a group.

The percentage of beneficial ownership set forth below is based on approximately 142,184,518 common shares issued and outstanding as of April 1, 2021. All common shares listed in the table below are entitled to one vote per share, unless otherwise indicated in the notes thereto. Unless otherwise indicated, the address of each person named in the table below is c/o Intelsat S.A., 4, rue Albert Borschette, L-1246 Luxembourg.

	Common Shares Beneficially Owned (1)
Name of Beneficial Owner:	Number	Percentage
Serafina S.A. (2)	48,468,543	34.1%
Cyrus Capital Partners and related entities (3)	10,766,504	7.6%
David McGlade (4)	2,040,612	1.4%
Stephen Spengler (5)	193,000	*
David Tolley	—	*
Michelle Bryan	110,530	*
Michael DeMarco	103,489	*
Samer Halawi	—	*
Bruno Fromont	—	*
John Wade	—	*
Jonathan B. Cobin	—	*
Justin Bateman	—	*
Robert Callahan	25,280	*
John Diercksen	95,271	*
Edward Kangas	35,792	*
Ellen Pawlikowski	—	*
Raymond Svider	—	*
Directors and executive officers as a group (6) (15 persons)	2,603,974	1.8%

*	Represents beneficial ownership of less than one percent of common shares outstanding.
(1)

The amounts and percentages of our common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)

The common shares beneficially owned by Serafina S.A. are also beneficially owned by the limited partnerships comprising the fund commonly known as BC European Capital VIII, BC European Capital—Intelsat Co-Investment and BC European Capital—Intelsat Co-Investment 1. CIE Management II Limited is

the general partner of, and has investment control over the shares beneficially owned by, each of the limited partnerships comprising the BC European Capital VIII fund that are domiciled in the United Kingdom, BC European Capital—Intelsat Co-Investment, and BC European Capital—Intelsat Co-Investment 1 (collectively, the “CIE Funds”). CIE Management II Limited may, therefore, be deemed to have shared voting and investment power over the common shares beneficially owned by each of the CIE Funds. LMBO Europe SAS is the Geŕant of and has investment control over the shares beneficially owned by, each of the limited partnerships comprising the BC European Capital VIII fund that are domiciled in France (collectively, the “LMBO Funds”). LMBO Europe SAS may, therefore, be deemed to have shared voting and investment power over the common shares beneficially owned by each of the LMBO Funds. Because each of CIE Management II Limited and LMBO Europe SAS is managed by a board of directors, no individuals have ultimate voting or investment control for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, over the shares that may be deemed beneficially owned by CIE Management II Limited or LMBO Europe SAS. The address of Serafina S.A. is 18, rue Erasme, L-1468 Luxembourg. The address of CIE Management II Limited and the CIE Funds is West Wing, Floor 2, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 4LY, Channel Islands and the address of LMBO Europe SAS and the LMBO Funds is 38 Avenue Hoche, Paris, France 75008.

(3)

Based on the most recently available Schedule 13D/A filed with the SEC on January 25, 2021 by Cyrus Capital Partners, L.P. (“Cyrus Capital Partners”), Cyrus Capital Partners GP, L.L.C. (“Cyrus Capital GP”) and Stephen C. Freidheim. Cyrus Capital Partners is the investment manager of certain private investment funds that directly hold Intelsat S.A. common shares, including Cyrus Opportunities Master Fund II, Ltd., CRS Master Fund, L.P., Crescent 1, L.P., Cyrus Select Opportunities Master Fund, Ltd., Canary SC Master Fund, L.P., and Cyrus 1740 Master Fund, L.P. (collectively, the “Cyrus Funds”). Cyrus Capital GP is the general partner of Cyrus Capital Partners. Stephen C. Freidheim is the Chief Investment Officer of Cyrus Capital Partners and is the sole member and manager of Cyrus Capital GP. Mr. Freidheim may be deemed to indirectly beneficially own the securities directly held by the Cyrus Funds because Mr. Freidheim may be deemed to have voting and investment power over such securities by virtue of his relationship with Cyrus Capital Partners and Cyrus Capital GP. The address of Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim is c/o Cyrus Capital Partners, L.P., 65 East 55th Street, 35th Floor, New York, New York 10022.

(4)	Mr. McGlade holds options entitling him to receive or purchase 2,040,612 common shares within sixty days of April 1, 2021, subject to certain restrictions.

(5)	Mr. Spengler holds options entitling him to receive or purchase 193,000 common shares within sixty days of April 1, 2021, subject to certain restrictions.

(6)

Directors and executive officers as a group exercise voting power over 384,522 common shares and hold options entitling them to receive or purchase 2,233,612 common shares within sixty days of April 1, 2021, subject to certain restrictions.

PROPOSAL

THE CONTINUATION PROPOSAL

Overview

On May 13, 2020, the Company and certain of its subsidiaries (collectively, the “Company Parties”) commenced voluntary cases (the “Chapter 11 Cases”) under title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Cases were filed in the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Company Parties commenced the Chapter 11 Cases to, among other things, efficiently access capital and engage with stakeholders on the terms of a restructuring transaction through a Chapter 11 reorganization process. The Company Parties required access to capital to fund their working capital needs during the Chapter 11 Cases and to meet two external challenges: (a) the significant cash needs associated with clearing the C-band spectrum in order to obtain up to $4.87 billion in accelerated relocation payments under a March 2020 order issued by the U.S. Federal Communications Commission (the “FCC Order”), and (b) the significant reduction in revenue and cash flow challenges associated with the global COVID-19 pandemic. The Company Parties’ ability to meet these challenges was limited by the Company Parties’ prepetition capital structure, which included a substantial amount of indebtedness. Following negotiations with key stakeholders around a plan of reorganization, the Company Parties entered into a plan support agreement (together with all exhibits and schedules thereto, the “PSA”) on February 11, 2021, and filed a proposed plan of reorganization with the Bankruptcy Court on February 12, 2021 (the “Proposed Plan”) with the support of certain key creditors. The Company Parties believe that they have made considerable progress both in their business operations and thus far in the Chapter 11 Cases, including by (a) entering into an approximately $1 billion debtor-in-possession term loan facility; (b) continuing to operate their global satellite network in the ordinary course of business, including the successful launch of the Galaxy 30 satellite and contracting for the launch of several others; (c) developing and implementing a multi-year plan to clear the C-band spectrum on the timeline mandated by the FCC Order; (d) acquiring and integrating Gogo Inc.’s commercial aviation business as a strategic transaction; and (e) entering into the PSA and filing the Proposed Plan supported by certain key creditor constituencies. Since entering into the PSA and filing the Proposed Plan, the Company Parties have continued to engage with their stakeholders to build greater consensus for the Proposed Plan. The Company Parties intend to continue this strategic advancement into the successful completion of the Chapter 11 Cases. The Company Parties currently anticipate completing a reorganization and emerging from bankruptcy in the second half of 2021. For more information on the Chapter 11 Cases, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021.

As a consequence of the Chapter 11 Cases and our restructuring efforts generally, the Company’s management and Board were informed of the existence of a negative net assets position, as prescribed under Luxembourg’s Generally Accepted Accounting Principles (“Luxembourg GAAP”), of approximately $247 million. As part of the Company’s review, the Company assessed if there were any indications of impairment in the value of the Company’s shares in its direct subsidiary, Intelsat Investment Holdings S.à r.l. (the “Holdings Investment”). Due to the uncertainty regarding the outcome of our Chapter 11 Cases and after applying Luxembourg GAAP, the Company has determined that the full carrying value of the Holdings Investment should be classified as impaired as of the year-ended December 31, 2020. Under Luxembourg GAAP, an impairment can be reversed if the reasons which led to its recognition have ceased to exist. Once the Company emerges from the Chapter 11 Cases, we believe that the impairment recognized on the Holdings Investment should be reversed.

However, pursuant to Article 480-2 of the Luxembourg Company Law of August 10, 1915, as amended, (the “Luxembourg Company Law”), since, as a result of certain losses, the net assets of our Company have fallen below 25% of its issued share capital, our Board is required to present this Continuation Proposal to you, resolving on whether the Company should continue or be dissolved. Further, pursuant to the Luxembourg Company Law, before this Extraordinary Meeting, you will receive a report authorized by the Board (the “Statutory Report”) setting forth a summary explanation of our accounting under Luxembourg GAAP and related causes that led to our net negative assets position as of the end of the last fiscal year. Further, the Board will outline in the Statutory Report the Company’s plan to remedy the Company’s net negative assets position through the expected completion of the Chapter 11 Cases.

Consequences of a Failure to Continue the Company

Our future results are dependent upon the successful confirmation and implementation of a plan of reorganization to be approved as part of the Chapter 11 Cases. A long period of operations under the Bankruptcy Court’s protection could have a material adverse effect on our business, financial condition, results of operations and liquidity. If the Continuation Proposal is not approved, we face a heightened risk that the Chapter 11 Cases and restructuring may be prolonged or not completed at all, since we will enter into dissolution or liquidation proceedings in Luxembourg, which is our jurisdiction of organization. Further, if the Continuation Proposal is not approved, under the Luxembourg Company Law, the Company would be dissolved, and an appointed liquidator would become the Company’s legal representative. We believe that no distributions in such a dissolution or liquidation would accrue to the Company’s shareholders. As discussed above, the Company Parties believe that they have made considerable progress in the Chapter 11 Cases and intend to continue this progression toward a successful reorganization. If the Continuation Proposal is not approved, that progress could be materially impeded.

We further believe that any potential dissolution or liquidation in Luxembourg or pursuant to Chapter 7 of the Bankruptcy Code would be harmful to the Company as a whole. We anticipate that any distribution that might occur pursuant to a liquidation proceeding could result in significantly smaller distributions being made to the Company Parties’ creditors and other stakeholders because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling in a controlled manner the Company Parties’ businesses as a going concern, and (b) the additional administrative expenses involved.

Additionally, upon the commencement of the Chapter 11 Cases, certain provisions of the Bankruptcy Code imposed an automatic stay acting as an injunction against “all entities” from taking certain actions against a debtor, including to “act to obtain possession of property of the estate” or “to exercise control over property of the estate.” As a result, it is possible that a vote to compel the dissolution or liquidation of the Company might be found to constitute a violation of the automatic stay under such provisions.

Voting against the Continuation Proposal could seriously impede our prospects to effectuate a value-maximizing transaction as part of the Chapter 11 Cases and could result in a violation of United States bankruptcy law.

We urge you to consult your personal tax, financial and legal advisors before voting your shares.

Vote Required

Approval of the Continuation Proposal requires the affirmative vote of more than a three-quarters (75%) majority of the votes validly cast on such proposal, where the shares represented at the Extraordinary Meeting represent at least half of the issued share capital.

Board Recommendation

Our Board of Directors unanimously recommends a vote “FOR” the Continuation Proposal.

OTHER MATTERS

Shareholder Communications

Any shareholder or interested party may communicate with any of our directors, our Board as a group, our non-management Directors as a group, our Lead Independent Director, or any committees of the Board or Chairman thereof through the Corporate Secretary by writing to the following address: 4, rue Albert Borschette, L-1246 Luxembourg, Attn: Corporate Secretary. The Corporate Secretary will forward correspondence to the parties to whom addressed, except for job inquiries, surveys, business solicitations or advertisements and other inappropriate material. The Corporate Secretary may forward certain correspondence elsewhere within our Company for review and possible response.

Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Where You Can Find More Information

Intelsat files periodic reports, including annual reports on Form 10-K and quarterly reports on Form 10-Q and other information with the SEC. Intelsat’s SEC filings are available to the public on the SEC’s Internet website at www.sec.gov. In addition, Intelsat’s SEC filings are also available to the public on Intelsat’s website, www.intelsat.com. Information contained on Intelsat’s website is not incorporated by reference into this document, and you should not consider information contained on that website as part of this document.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary Meeting to be Held on June 15, 2021

The notice and Proxy Statement are available at both www.intelsat.com and www.proxyvote.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or the full set of proxy materials or other meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, or other meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, in the future you may: (1)

notify your broker, (2) direct your written request to our Corporate Secretary, Intelsat S.A., 4, rue Albert Borschette, L-1246 Luxembourg, Attn: Corporate Secretary or (3) contact our Corporate Secretary at +352 27-84-1600. Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE BY

MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.

With respect to all of the proposals and matters considered at the Extraordinary Meeting, shares held through a bank, broker or other intermediary will not be voted unless the beneficial holder notifies the bank, broker or other intermediary through which the shares are held with instructions regarding how to vote. No broker non-votes are expected to occur at the Extraordinary Meeting. For this reason, it is imperative that shareholders vote or provide instructions to their bank, broker or other intermediary as to how to vote.

Due to the current COVID-19 situation and as permitted by and in accordance with the Luxembourg law of September 23, 2020 on the measures relating to the holding of meetings of companies and other legal entities, as amended, shareholders may not attend the Extraordinary Meeting in person and voting will only be permitted by way of proxy.

Please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented at the Extraordinary Meeting.

Luxembourg

May 6, 2021

INTELSAT S.A. 4 RUE ALBERT BORSCHETTE L-1246 LUXEMBOURG Your Vote is Important. VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. (CET) on June 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. (CET) on June 11, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mark, sign, date and promptly return this proxy using the enclosed postmarked envelope                TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42957-P4693 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY    INTELSAT S.A. The Board of Directors recommends that you vote FOR the proposal set forth below. The common shares covered by this proxy will be voted as specified herein, or if no choice is specified, such shares will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Extraordinary General Meeting of Shareholders and any postponement, adjournment or suspension thereof.     For Against Abstain                1. To approve continuing Intelsat S.A. and not dissolving Intelsat S.A. ☐ ☐ ☐                 (Please sign exactly as name appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving the full title as such. If signer is a partnership, please sign in partnership name by the authorized person.)                Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Letter of Meeting and Proxy Statement to Shareholders are available at www.proxyvote.com.                 Fold And Detach Here D42958-P54693 INTELSAT S.A. EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS June 15, 2021 This proxy is solicited by the Board of Directors only for use at the Intelsat S.A. Extraordinary General Meeting of Shareholders on June 15, 2021 or any postponement, adjournment or suspension thereof. The undersigned, having read the Convening Notice to the Extraordinary General Meeting of Shareholders and Proxy Statement dated May 6, 2021, receipt of which is acknowledged hereby, does hereby appoint Michelle Bryan, and in her absence, David Tolley, and in his absence, Sajid Ajmeri, and in his absence, the chairman of the meeting, the attorneys and proxies of the undersigned, each with full power of substitution and revocation, for and in the name of the undersigned, to vote and act at the Extraordinary General Meeting of Shareholders of Intelsat S.A. to be held on June 15, 2021 beginning at 5:00 p.m. (CET), and at any postponement, adjournment or suspension thereof, with respect to all of the common shares of the undersigned, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act at the Extraordinary General Meeting, with all of the powers that the undersigned would possess if personally present and acting as set forth on the reverse. These proxies are authorized to vote and act in their discretion upon any other business that may properly come before the Extraordinary General Meeting of Shareholders or any postponement, adjournment or suspension thereof. This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted as the Board of Directors recommends to the extent permitted in accordance with Luxembourg law. (Continued and to be signed on reverse side.)